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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




               Date of Report (Date of earliest event reported):
                                JANUARY 31, 1998




                                BGS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



        MASSACHUSETTS                    0-12192                 04-2559993
(State or other jurisdiction        (Commission File            (IRS Employer
     of incorporation)                   Number)             Identification No.)




               ONE FIRST AVENUE, WALTHAM, MASSACHUSETTS 02254-9111
              (Address of principal executive offices and zip code)


                                 (781) 891-0000
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

         On January 31, 1998, BGS Systems, Inc. ("BGS") and BMC Software, Inc. ("BMC") entered into a merger agreement (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of BMC would be merged with and into BGS (the "Merger") and BGS will become a wholly-owned subsidiary of BMC. As consideration for the Merger, BMC will issue to each stockholder of BGS the equivalent of $45 of BMC common stock in exchange for each share of BGS common stock held by such stockholder, with the value of the BMC common stock being determined based on the average of the closing sales prices of BGS common stock (rounded to the nearest thousandth) as reported by the Nasdaq National Market for the ten consecutive trading days ending on the third trading day prior to the meeting of BGS stockholders held for the purpose of approving the Merger.

         Completion of the Merger is subject to a number of conditions, including approval of the transaction by the stockholders of BGS, expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and satisfaction of other customary closing conditions.

         The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as
Exhibit 2.1 and incorporated herein by reference.

         In connection with the execution of the Merger Agreement, certain stockholders of BGS, who hold, in the aggregate, approximately 52.2% of the outstanding common stock of BGS, entered into stockholder agreements with BMC in which such stockholders have (i) agreed to vote their shares of BGS common stock in favor of the Merger and (ii) granted BMC an irrevocable option to purchase their shares of BGS common stock for $45 per share, with such option to become exercisable by BMC upon (A) the termination of the Merger Agreement under certain circumstances or (B) the failure of the holders of two-thirds of the outstanding shares of BGS common stock to approve the Merger after the public announcement of, or the disclosure to the Board of Directors of BGS of, a competing proposal to acquire BGS. The form of stockholder agreement is filed herewith as Exhibit 99.1.

         Also in connection with the execution of the Merger Agreement, BGS entered into employment and non-competition agreements with Harold S. Schwenk, Jr., its President and Chief Executive Officer, and Jeffrey P. Buzen, its Senior Vice President and Chief Scientist. The form of these agreements is filed herewith as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   Exhibits.

               2.1 Agreement and Plan of Reorganization dated as of January 31, 1998 between BMC Software, Inc., Ranger Acquisition Corp. and BGS Systems, Inc. Filed herewith. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules referred to in the Agreement and Plan of Reorganization are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule upon request.

               99.1 Form of Stockholder Agreement between certain stockholders of BGS Systems, Inc. and BMC Software, Inc. Filed herewith.



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               99.2  Form of Employment Agreement dated as of January 31, 1998 between BGS Systems, Inc. and each of Harold S. Schwenk, Jr. and Jeffrey P. Buzen. Filed herewith.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 3, 1998                 BGS SYSTEMS, INC.

                                           /s/ Harold S. Schwenk, Jr.
                                       By: _________________________________
                                           Harold S. Schwenk, Jr.
                                           President and Chief Executive Officer



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                                  EXHIBIT INDEX


EXHIBIT                                                               SEQUENTIAL
  NO.                           DESCRIPTION                            PAGE NO.
-------                         -----------                           ----------
2.1       Agreement and Plan of Reorganization dated as of
          January 31, 1998 between BMC Software, Inc., Ranger
          Acquisition Corp. and BGS Systems, Inc. Filed herewith.
          Pursuant to Item 601(b)(2) of Regulation S-K, the
          schedules referred to in the Agreement and Plan of
          Reorganization are omitted. The Registrant hereby
          undertakes to furnish supplementally a copy of any omitted schedule upon request.

99.1 Form of Stockholder Agreement between certain stockholders of BGS Systems, Inc. and BMC Software, Inc. Filed herewith.

99.2 Form of Employment Agreement dated as of January 31, 1998 between BGS Systems, Inc. and each of Harold S. Schwenk,
          Jr. and Jeffrey P. Buzen. Filed herewith.